UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State of incorporation or organization)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200 Centennial, Colorado	80112-3405
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137976

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the registrant’s Registration Statement on Form S-1 (File No. 333-137976), filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2006, as amended on each of November 22, 2006, December 21, 2006, January 24, 2007 and January 26, 2007, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL CINEMEDIA, INC.

By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

Date: February 5, 2007

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